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                                                                     Exhibit 5.7

                                                                DIRECT PHONE
                                                                (206) 447-8899

                                                                DIRECT FACSIMILE
                                                                (206) 749-1963

                                                                E-MAIL
                                                                KEEFR@FOSTER.COM

                               September 14, 2004

MAAX Corporation
1010 Sherbrooke Street West
Suite 1610
Montreal, Quebec, H3A 2R7
Canada

Attention:  Denis Aubin

Ladies and Gentlemen:

      We have acted as special counsel in the State of Washington (the "State") to Maax-Hydro Swirl Manufacturing Corp., a Washington corporation ("Subsidiary"), a subsidiary of Maax Corporation, a Nova Scotia unlimited company (the "Company"), in connection with the execution and delivery of and the consummation of the transactions contemplated by: (i) Maax Corporation US $150,000,000 Senior Subordinated Notes ("Notes") dated June 4, 2004; (ii) Indenture for the Notes dated June 4, 2004, among U.S. Bank Trust National Association, as trustee, the Company, Subsidiary and the guarantors named therein; and (iii) Guaranty for the Notes dated June 4, 2004, of the Subsidiary and the guarantors named therein; (the documents described in (i) through (iii) are called collectively the "Transaction Documents").

      Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transaction Documents.

      In rendering the opinions hereinafter set forth, we have reviewed final forms of the following documents (collectively, the "Documents"):

           (i) the Transaction Documents; and

          (ii) a certificate of existence/authorization for Subsidiary from the Washington Secretary of State and copies of the corporate minutes of Subsidiary furnished by counsel for the Company.

      We have reviewed the Documents and such other instruments, documents and agreements as we have deemed necessary or appropriate to enable us to render the opinions hereinafter set forth. We have reviewed such certificates and other
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September 14, 2004
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information from public officials in those jurisdictions that we have deemed appropriate and have made such review of law as we consider necessary for the purposes of this opinion. As to certain matters of fact material to the following opinions, we have relied upon certificates and reports of public officials without independently verifying the accuracy of those certificates and representations. As to certain matters of fact material to the following opinions, we have relied upon a Secretary's certificate of the Subsidiary dated September 14, 2004, without independently verifying the accuracy of those representations.

      We have relied as to matters of fact upon the above documents and investigation. Where we render an opinion "known to us," our opinion is based solely upon (a) the conscious awareness of facts or other information by the attorneys within the firm who have had active involvement in reviewing the Transaction Documents in preparing this opinion letter, and unless we have specifically advised otherwise in this letter, we have not undertaken or made any inquiry, search, investigation or legal or factual analysis or research to verify the accuracy of any opinion which is rendered with the phrase "known to us." No limited inquiry which we may have undertaken shall be considered an independent investigation and the fact of our engagement to render this opinion letter shall not be construed to imply knowledge of any matter on our part.

      In rendering the opinions hereinafter set forth, we have assumed that:

            (i) Each Party to the Transaction Documents (other than Subsidiary) has all requisite power and authority, under its organizational documents, and under the laws of its domiciliary state, province and country to enter into the Transaction Documents and otherwise to assume and perform the obligations on its part to be assumed and performed as contemplated by the Transaction Documents.

            (ii) The Transaction Documents have been executed by duly authorized individual representatives on behalf of the respective Parties thereto (other than Subsidiary) and have been delivered by each Party.

            (iii) Subsidiary has received consideration adequate to render its obligations under the Transaction Documents enforceable under Washington law.

            (iv) None of the Transaction Documents have been modified in any way by any oral agreement, written document or course of conduct.

            (v) No Party to the Transaction Documents (other than Subsidiary) is incorporated under the laws of the State of Washington.

      In addition, this opinion is qualified to the extent that enforceability of the Transaction Documents may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or other laws relating to creditors' rights generally and (ii) general principles of equity, whether
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September 14, 2004
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considered in an action at law or in equity and the following additional assumptions, qualifications and exceptions:

      1. We express no opinion as to Subsidiary's title to any of the Property.

      2. We express no opinion as to provisions of the Transaction Documents which pertain to jurisdiction, venue, choice of law, service of process or waiver of the right to a jury trial. We note, however, that a Washington court may choose to follow recent cases in other jurisdictions and restrict rights to a deficiency judgment to the least favorable of Washington or New York law.

      3. We express no opinion as to federal tax consequences to any Party to the Transaction.

      4. We express no opinion as to compliance with the anti-fraud or other disclosure provisions of applicable securities laws or any rules or regulations promulgated thereunder.

      5. Except as provided herein, we express no opinion as to any matter whatsoever relating to: (a) the accuracy or completeness of any financial, accounting, or statistical information furnished by the Subsidiary or the Company; (b) the accuracy or completeness of any representations made by the Company or the Subsidiary; or (c) the financial status of the Company or the Subsidiary.

      6. Although certain members of this firm are admitted to practice in other jurisdictions, we have been asked to opine herein only as to matters of federal law and the law of the State of Washington, and we express no opinion with regard to any matter which may be governed by other than the federal law of the United States of America and the law of the State of Washington.

      Subject to the foregoing assumptions and qualifications, we are of the opinion that:

      1. Subsidiary is a validly existing corporation under the laws of Washington and has the requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement and, for its part, to enter into and carry out its obligations under the Transaction Documents.

      2. Each of the Transaction Documents has been duly authorized, executed and delivered by the Subsidiary.

      3. The compliance with all of the provisions of the Transaction Documents and the consummation of the transactions therein contemplated will not result in any violation of the provisions of (a) any organizational document of Subsidiary, (b) the laws of Washington or
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September 14, 2004
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(c) any order, judgment or decree naming the Subsidiary of any court or governmental agency or body of Washington known to us to be applicable to Subsidiary.

      We are admitted to practice in the State. We express no opinion as to matters under or involving the laws of any jurisdiction other than the laws of the United States and the State and its political subdivisions.

      Our opinions set forth herein are limited to the matters expressly set forth in this opinion letter, and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. This opinion is rendered as of the date set forth, and we disclaim any obligation to advise you of any changes in the circumstances, laws or events that may occur after that date or to otherwise update this opinion. The opinions rendered herein may not be used or relied upon by or published or communicated to any person or entity other than the addressees hereof and their successors and assigns, for any purpose whatsoever without our prior written consent in each instance, except that Kaye Scholer LLP may rely on this opinion letter as if it were addressed to them. We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                Very truly yours,

                                FOSTER PEPPER & SHEFELMAN PLLC


                                By: Richard E. Keefe, Member